EXHIBIT 99.17(c)
                               POWER OF ATTORNEY


         We, the undersigned officers and Trustees of Growth Portfolio, a New York trust, do hereby severally constitute and appoint H. Day Brigham, Jr., James B. Hawkes and Thomas Otis, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Growth Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

         IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

         Name                       Title                              Date


/s/ James B. Hawkes          President and Trustee                August 7, 1995
------------------------
James B. Hawkes


/s/ Landon T. Clay           Trustee                              August 7, 1995
------------------------
Landon T. Clay


/s/ Donald R. Dwight         Trustee                              August 7, 1995
------------------------
Donald R. Dwight


/s/ Samuel L. Hayes III      Trustee                              August 7, 1995
------------------------
Samuel L. Hayes, III


/s/ Norton H. Reamer         Trustee                              August 7, 1995
------------------------
Norton H. Reamer



/s/ John L. Thorndike        Trustee                              August 7, 1995
------------------------
John L. Thorndike



/s/ Jack L. Treynor          Trustee                              August 7, 1995
------------------------
Jack L. Treynor


/s/ James L. O'Connor        Treasurer and Principal
------------------------     Financial and Accounting             August 7, 1995
James L. O'Connor            Officer